Exhibit 99.1

francesca’s® Provides Preliminary Estimated Third Quarter Fiscal Year 2018 Financial Results

HOUSTON, TEXAS — November 26, 2018 — Francesca’s Holdings Corporation (Nasdaq: FRAN) today provided preliminary estimated financial results for the third quarter ended November 3, 2018. Actual fiscal third quarter results will be reported before the market opens on December 11, 2018 followed by a conference call at 8:30 a.m. ET.

The Company is providing preliminary estimated results, or range of results, as boutique traffic declines persisted throughout the third quarter.

•	Net sales have decreased 10% to $95 million from $106 million in the third quarter last year, reflecting a comparable sales decrease of 14% primarily resulting from traffic declines in the mid-teens.

•	A non-cash asset impairment of approximately $15 million is expected to be taken in the third quarter. This non-cash asset impairment is primarily associated with long-lived boutique assets and will have a $0.32 diluted loss per share impact.

•	GAAP loss per share is expected to be between ($0.51) to ($0.49). Excluding the expected non-cash asset impairment (see Non-GAAP Information below), adjusted loss per share is expected to be between ($0.19) and ($0.17).

•	Average ending inventory per boutique is expected to be approximately 6% lower as compared to the same prior year period, excluding last year’s $2.6 million reserve taken on back-to-school product. Despite the lower than anticipated sales trend, overall inventories remained controlled through improved receipt and inventory management disciplines.

•	Cash and cash equivalents of $11 million are expected at quarter-end with no borrowings under the Company’s revolving credit facility.

The Company’s near-term priorities are to improve traffic trends through enhanced marketing reach, improve topline revenue trends by driving faster ecommerce growth and continue emphasis on strong expense and cash management. A thorough review of the entire real estate portfolio is ongoing, and the Company expects Fiscal 2019 will have a smaller brick & mortar footprint than the current year. The closures will largely focus on boutiques with lease expirations or kick-out provisions that do not meet our internal hurdle rates together with the recently identified impaired boutiques.

Steve Lawrence, President and CEO, stated, “It is clearly taking longer than we anticipated to achieve an inflection point in the business as we saw continued softness in traffic trends during third quarter and did not deliver the improved performance we had anticipated. We believe that the steps we are taking in resetting our merchandising strategy, enhancing our marketing approach, investing in our omni-channel and reformatting our boutiques to better showcase our product will ultimately drive improved sales and profitability. As we headed into Thanksgiving and the kickoff to Holiday business, we have ramped up our marketing spend and are encouraged by the fact that we have seen some improvement in our traffic trends. The primary focuses of our marketing initiatives are to win back our lapsed customers, increase engagement with existing customers and drive brand awareness amongst target customers that do not currently shop francesca’s.”

Mr. Lawrence continued, “We have also begun an evaluation of our real estate portfolio. We maintain that our boutiques are a key part of our brand strategy and customer experience, however we need to ensure our locations are optimal for the brand. As part of our real estate review, we plan on closing under-performing boutiques in Fiscal 2019 with the goal of increasing the profitability of our overall fleet. We believe a smaller brick & mortar boutique footprint for the near term coupled with a strong .com presence is the right approach going forward. Overall, we remain committed to driving improved sales and profitability for our business long term and are encouraged by the sequential improvement in our November performance to date. However, we realize that we have a lot of the holiday season still in front of us and we will continue to prudently employ strong inventory management disciplines and careful controls over expense, capital expenditures and our cash position.

The Company will update its fiscal 2018 fourth quarter and full year outlook on its next conference call.

Conference Call Information

The Company plans to hold a conference call to discuss the third quarter fiscal year 2018 results on December 11, 2018, at 8:30 a.m. ET. To participate in the call, please dial 1-866-548-4713 and passcode 9034161. To listen to a live webcast via the internet, please visit the investor relations section of the Company’s website, www.francescas.com.

In addition, a replay of the call will be available shortly after the conclusion of the call and remain available until December 18, 2018. To access the telephone replay, listeners should dial 1-844-512-2921. The access code for the replay is 9034161. A replay of the web cast will also be available shortly after the conclusion of the call and will remain on the website for ninety days.

Preliminary Estimated Results

The Company’s announced preliminary estimated results for its fiscal third quarter ended November 3, 2018 are preliminary and may change. The Company and its auditors have not completed their normal quarterly closing and review procedures for the quarter ended November 3, 2018, and there can be no assurance that final results for the quarter will not differ from the preliminary estimated results, including as a result of quarter-end closing procedures or review adjustments. In addition, these preliminary results should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP that have been reviewed by the Company’s auditors.

Forward-Looking Statements

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements reflect our current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected. These risks and uncertainties include, but are not limited to, the following: the risk that we cannot anticipate, identify and respond quickly to changing fashion trends and customer preferences or changes in consumer environment, including changing expectations of service and experience in boutiques and online, and evolve our business model; our ability to attract a sufficient number of customers to our boutiques or sell sufficient quantities of our merchandise through our ecommerce website; our ability to successfully open, refresh and operate and close boutiques each year, as necessary, to ensure an appropriate brick and mortar footprint; our ability to efficiently source, distribute additional merchandise quantities necessary to support our growth; and the impact of potential tariff increases or new tariffs. For additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to "Risk Factors" in our Annual Report on Form 10-K for the year ended February 3, 2018 filed with the Securities and Exchange Commission (“SEC”) on March 28, 2018 and any risk factors contained in subsequent quarterly and annual reports we file with the SEC. We undertake no obligation to publicly update or revise any forward-looking statement. Additionally, the Company may not issue future press releases discussing guidance or financial results such as this one other than associated with routine quarterly and annual financial reporting.

Non-GAAP Information

This press release includes non-GAAP adjusted diluted earnings per share, a non-GAAP financial measure. The Company believes this non-GAAP financial measure not only provides our management with comparable financial data for internal financial analysis but also provides meaningful supplemental information to investors. Specifically, this non-GAAP financial measure allows investors to better understand the performance of the business and facilitate a meaningful evaluation of our preliminary estimate for diluted loss per share for the third quarter of fiscal year 2018. This non-GAAP measure should be considered a supplement to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

About Francesca's Holdings Corporation

francesca's® is a growing specialty retailer which operates a nationwide-chain of boutiques providing customers a unique, fun and personalized shopping experience. The merchandise assortment is a diverse and balanced mix of apparel, jewelry, accessories and gifts. Today francesca's® operates approximately 742 boutiques in 47 states and the District of Columbia and also serves its customers through francescas.com. For additional information on francesca's®, please visit www.francescas.com.

CONTACT:
ICR, Inc.	Company
Jean Fontana	Kelly Dilts 832-494-2236
646-277-1214	Kate Venturina 832-494-2233
IR@francescas.com